EXHIBIT 10.3
SECURITY AGREEMENT

Date: August 26, 2008
DEBTOR: WSI Industries, Inc., a Minnesota corporation
Address: 213 Chelsea Road, Monticello, MN 55362
Federal Tax I.D. No. 41-0691697
State Charter No. K-680
SECURED PARTY: M&I Marshall & Ilsley Bank
Address: 11455 Viking Drive, Eden Prairie MN 55344
1. OBLIGATIONS SECURED. This Agreement secures the following (called the “Obligations”):
All debts, liabilities and obligations of every type and description which the Debtor may now or at any time owe to the Secured Party, including but not limited to all principal, interest, and other charges, fees, expenses and amounts, and all notes, guaranties, agreements, and other writings in favor of the Secured Party, whether now existing or hereafter arising, direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, independent, joint, several, or joint and several.
2. SECURITY INTEREST. To secure the payment and performance of the Obligations, the Debtor grants the Secured Party a security interest (the “Security Interest”) in, and assigns to the Secured Party, the following property (called the “Collateral”):
All inventory of the Debtor, and all returns of such inventory, and all warehouse receipts, bills of lading and other documents of title covering such inventory, whether now existing or hereafter arising, whether now owned or hereafter acquired;

All equipment of the Debtor, together with all accessions, accessories, attachments, fittings, increases, parts, repairs, returns, renewals and substitutions of all or any part thereof, and all warehouse receipts, bills of lading and other documents covering such equipment, whether now existing or hereafter arising, whether now owned or hereafter acquired;

All accounts (including but not limited to all health-care-insurance receivables), instruments, chattel paper, investment property, letter of credit rights, letters of credit, other rights to payment, documents, deposit accounts, money, patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, trade names, other names, software, payment intangibles, and other general intangibles of the Debtor, together with all good will related to the foregoing property and all rights, liens, security interests and other interests which the Debtor may at any time have by law or agreement against any account debtor, issuer or obligor obligated to make any such payment or against any of the property of such account debtor, issuer, or obligor, and all supporting obligations relating to the foregoing, whether now existing or hereafter arising, whether now owned or hereafter acquired;

All other assets of the Debtor, not described above; and

All products and proceeds of the foregoing property, including without limitation all accounts, instruments, chattel paper, investment property, letter of credit rights, letters of credit, other rights to payment, documents, deposit accounts, money, insurance proceeds and general intangibles related to the foregoing property, and all refunds of insurance premiums due or to become due under all insurance policies covering the foregoing property.
3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The Debtor represents and warrants to the Secured Party and agrees as follows:
a. The Debtor is a Minnesota corporation and the address of the Debtor’s chief executive office is shown at the beginning of this Agreement. The Debtor has not used any trade name, assumed name, or other name except the Debtor’s name stated above and its former names “Washington Scientific Industries, Inc.,” “Taurus Numeric Tool, Inc.,” “Bowman Tool & Machining, Inc.,” “WSI South, Inc.,” “Washington Scientific Industries of CA, Inc.,” and “Advanced Custom Molders, Inc.” The Debtor shall not change its state of organization without the Secured Party’s prior written consent. The Debtor shall give the Secured Party prior written notice of any change in such address or the Debtor’s name or if the Debtor uses any other name. The Debtor has authority to execute and perform this Agreement. The Debtor’s federal tax identification number is shown above.

b. If any Collateral is or will become a fixture, the record owner of the real estate is: Debtor and the legal description of the real estate is: See Attached Exhibit A.

c. Except as set forth in any existing or future agreement executed by the Secured Party: the Debtor is the owner of the Collateral, or will be the owner of the Collateral hereafter acquired, free of all security interests, liens and encumbrances other than the Security Interest and any other security interest of the Secured Party; the Debtor shall not permit any security interest, lien or encumbrance, other than the Security Interest and any other security interest of the Secured Party, to attach to any Collateral without the prior written consent of the Secured Party; the Debtor shall defend the Collateral against the claims and demands of all persons and entities other than the Secured Party, and shall promptly pay all taxes, assessments and other government charges upon or against the Debtor, any Collateral and the Security Interest; and no financing statement covering any Collateral is on file in any public office. If any Collateral is or will become a fixture the Debtor, at the request of the Secured Party, shall furnish the Secured Party with a statement or statements executed by all persons and entities who have or claim an interest in the real estate, in a form acceptable to the Secured Party, which statement or statements shall provide that such persons and entities consent to the Security Interest.

d. The Debtor shall not sell or otherwise dispose of any Collateral or any interest therein without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld, except that, until the occurrence of an Event of Default or the revocation by the Secured Party of the Debtor’s right to do so, the Debtor may sell or lease any Collateral constituting inventory in the ordinary course of business at prices constituting the fair market value thereof. For purposes of this Agreement, a transfer in partial or total satisfaction of a debt, obligation or liability shall not constitute a sale or lease in the ordinary course of business.

e. Each account, instrument, investment property, chattel paper, letter-of-credit right, letter of credit, other right to payment, document, and general intangible constituting Collateral is, or will be when acquired, the valid, genuine and legally enforceable obligation of the account debtor or other issuer or obligor named therein or in the Debtor’s records pertaining thereto as being obligated to pay such obligation, subject to no defense, setoff or counterclaim. The Debtor shall not, without the prior written consent of the Secured Party, agree to any material modification or amendment of any such obligation or agree to any subordination or cancellation of any such obligation.

f. Other than inventory in transit and motor vehicles in use, all tangible Collateral shall be located at the Debtor’s address stated above and no such Collateral shall be located at any other address without the prior written consent of the Secured Party.

g. The Debtor shall: (i) keep all tangible Collateral in good condition and repair, normal depreciation excepted; (ii) from time to time replace any worn, broken or defective parts thereof; (iii) promptly notify the Secured Party of any loss of or material damage to any Collateral or of any adverse change in the prospect of payment of any account, instrument, chattel paper, letter of credit other right to payment or general intangible constituting Collateral; (iv) not permit any Collateral to be used or kept for any unlawful purpose or in violation of any federal, state or local law; (v) keep all tangible Collateral insured in such amounts, against such risks and in such companies as shall be acceptable to the Secured Party, with lender loss payable clauses in favor of the Secured Party to the extent of its interest in form acceptable to the Secured Party (including without limitation a provision for at least 30 days prior written notice to the Secured Party of any cancellation or modification of such insurance), and deliver policies or certificates of such insurance to the Secured Party; (vi) at the Debtor’s chief executive office, keep accurate and complete records pertaining to the Collateral and the Debtor’s financial condition, business and property, and Provide the Secured Party such periodic reports concerning the Collateral and the Debtor’s financial condition, business and property as the Secured Party may from time to time request; (vii) at all reasonable times permit the Secured Party and its representatives to examine and inspect any Collateral, and to examine, inspect and copy the Debtor’s records pertaining to the Collateral and the Debtor’s financial condition, business and property; and (viii) at the Secured Party’s request, promptly execute, endorse and deliver such financing statements and other instruments, documents, control agreements, chattel paper and writings and take such other actions deemed by the Secured Party to be necessary or desirable to establish, protect, perfect or enforce the Security Interest and the rights of the Secured Party under this Agreement and applicable law, and pay all costs of filing financing statements and other writings in all public offices where filing is deemed by the Secured Party to be necessary or desirable.
h.        The Debtor authorizes the Secured Party to file all of the Secured Party’s financing statements and amendments to financing statement, and all terminations of the filings of other secured parties, all with respect to the Collateral, in such form and substance as the Secured Party, in its sole discretion, may determine.
4. COLLECTION RIGHTS. At any time after an Event of Default, the Secured Party may, and at the request of the Secured Party the Debtor shall, promptly notify any account debtor, issuer or obligor of an account, instrument, investment property, chattel paper, letter-of-credit right, letter of credit, other right to payment or general intangible constituting Collateral that the same has been assigned to the Secured Party and direct such account debtor, issuer or obligor to make all future payments to the Secured Party. In addition, at the request of the Secured Party, the Debtor shall deposit in a collateral account designated by the Secured Party all proceeds constituting Collateral, in their original form received (with any necessary endorsement), within one business day after receipt of such proceeds by the Debtor. Until the Debtor makes each such deposit, the Debtor will hold all such proceeds separately in trust for the Secured Party for deposit in such collateral account, and will not commingle any such proceeds with any other property. The Debtor shall have no right to withdraw any funds from such collateral account, and the Debtor shall have no control over such collateral account. Such collateral account and all funds at any time therein shall constitute Collateral under this Agreement. Before or upon final collection of any funds in such collateral account, the Secured Party, at its discretion, may release any such funds to the Debtor or any account of the Debtor or apply any such funds to the Obligations whether or not then due. Any release of funds to the Debtor or any account of the Debtor shall not prevent the Secured Party from subsequently applying any funds to the Obligations. All items credited to such collateral account and subsequently returned and all other costs, fees and charges of the Secured Party in connection with such collateral account may be charged by the Secured Party to any account of the Debtor, and the Debtor shall pay the Secured Party all such amounts on demand.
5. LIMITED POWER OF ATTORNEY. If the Debtor at any time fails to perform or observe any agreement herein, the Secured Party, in the name and on behalf of the Debtor or, at its option, in its own name, may perform or observe such agreement and take any action which the Secured Party may deem necessary or desirable to cure or correct such failure. The Debtor irrevocably authorizes Secured Party and grants the Secured Party a limited power of attorney in the name and on behalf of the Debtor or, at its option, in its own name, to collect, receive, receipt for, create, prepare, complete, execute, endorse, deliver and file any and all financing statements, control agreements, insurance applications, remittances, instruments, documents, chattel paper and other writings, to grant any extension to, compromise, settle, waive, notify, amend, adjust, change and release any obligation of any account debtor, issuer, obligor, insurer or other person or entity pertaining to any Collateral, to demand terminations of other security interests in any of the Collateral and to take any other action deemed by the Secured Party to be necessary or desirable to establish, perfect, protect or enforce the Security Interest. All of the Secured Party’s advances, fees, charges, costs and expenses, including but not limited to audit fees and expenses and reasonable attorneys’ fees and legal expenses, in connection with the Obligations and in the protection and exercise of any rights or remedies hereunder, together with interest thereon at the highest rate then applicable to any of the Obligations, shall be secured hereunder and shall be paid by the Debtor to the Secured Party on demand.
6. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an “Event of Default”: (a) any breach or default in the payment or performance of any of the Obligations; or (b) any breach or default under the terms of this Agreement or any other note, obligation, mortgage, deed of trust, assignment, guaranty, other agreement, or other writing heretofore, herewith or hereafter existing to which the Debtor or any maker, endorser, guarantor or surety of any of the Obligations or any other person or entity providing security for any of the Obligations or for any guaranty of any of the Obligations is a party; or (c) the insolvency, dissolution, liquidation, merger or consolidation of the Debtor or any such maker, endorser, guarantor, surety or other person or entity; or (d) any appointment of a receiver, trustee or similar officer of any property of the Debtor or any such maker, endorser, guarantor, surety or other person or entity; or (e) any assignment for the benefit of creditors of the Debtor or any such maker, endorser, guarantor, surety or other person or entity; or (f) any commencement of any proceeding under any bankruptcy, insolvency, receivership, dissolution, liquidation or similar law by or against the Debtor or any such maker, endorser, guarantor, surety or other person or entity; or (g) the sale, lease or other disposition (whether in one or more transactions) to one or more persons or entities of all or a substantial part of the assets of the Debtor or any such maker, endorser, guarantor, surety or other person or entity; or (h) the Debtor or any such maker, endorser, guarantor, surety or other person or entity takes any action to go out of business, or to revoke or terminate any agreement, liability or security in favor of the Secured Party; or (i) the entry of any judgment or other order for the payment of money in the amount of $50,000.00 or more against the Debtor or any such maker, endorser, guarantor, surety or any other person or entity, and the continuance of such judgment, or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution; or j) the issuance or levy of any writ, warrant, attachment, garnishment, execution or other process against any property of the Debtor or any such maker, endorser, guarantor, surety or any other person or entity; or (k) the attachment of any tax lien to any property of the Debtor or any such maker, endorser, guarantor, surety or other person or entity; or (1) any statement, representation or warranty made by the Debtor or any such maker, endorser, guarantor, surety or other person or entity (or any representative of the Debtor or any such maker, endorser, guarantor, surety or other person or entity) to the Secured Party at any time shall be incorrect or misleading in any material respect when made; or (m) there is a material adverse change in the condition (financial or otherwise), business or property of the Debtor or any such maker, endorser, guarantor, surety or other person or entity; or (n) the Secured Party shall in good faith believe that the prospect for due and punctual payment or performance of any of the Obligations, this Agreement or any other note, obligation, mortgage, deed of trust, assignment, guaranty, or other agreement heretofore, herewith or hereafter given to or acquired by the Secured Party in connection with any of the Obligations is impaired.
     7. REMEDIES. Upon the commencement of any proceeding under any bankruptcy law by or against the Debtor or any such maker, endorser, guarantor, surety or other person or entity, all Obligations automatically shall become immediately due and payable in full, without declaration, presentment, or other notice or demand, all of which are hereby waived by the Debtor. In addition, upon the occurrence of any Event of Default and at any time thereafter, the Secured Party may exercise any one or more of the following rights and remedies: (a) declare all Obligations to be immediately due and payable in full, and the same shall thereupon be immediately due and payable in full, without presentment or other notice or demand, all of which are hereby waived by the Debtor; (b) require the Debtor to assemble all or any part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties; (c) exercise and enforce any and all rights and remedies available upon default under this Agreement, the Minnesota Uniform Commercial Code, as amended from time to time (the “UCC”), and any other applicable agreements and laws. If notice to the Debtor of any intended disposition of Collateral or other action is required, such notice shall be deemed reasonably and properly given if mailed by regular or certified mail, postage prepaid, to the Debtor at the address stated at the beginning of this Agreement or at the most recent address shown in the Secured Party’s records, at least 10 days prior to the action described in such notice. The Debtor consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, the Collateral, the Security Interest or any of the Obligations, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by the Debtor against the Secured Party in connection with this Agreement, the Collateral, the Security Interest or any of the Obligations shall be venued in either the District Court of Hennepin County, Minnesota or the United States District Court, District of Minnesota, Fourth Division.
8. MISCELLANEOUS. All terms in this Agreement that are defined in the UCC shall have the meanings set forth in the UCC, and such meanings shall automatically change at the time that any amendment to the UCC, which changes such meanings, shall become effective. A carbon, photographic or other reproduction of this Agreement is sufficient as a financing statement. No provision of this Agreement can be waived, modified, amended, abridged, supplemented, terminated or discharged and the Security Interest cannot be released or terminated, except by a writing duly executed by the Secured Party. A waiver shall be effective only in the specific instance and for the specific purpose given. No delay or failure to act shall preclude the exercise or enforcement of any of the Secured Party’s rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly, concurrently or successively at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall not be a condition to or bar the exercise or enforcement of any other. No notice or other communication by the Debtor to the Secured Party, which relates to any of the Obligations, the Security Interest or the Collateral, shall be effective until it is received by the Secured Party at the Secured Party’s address above. This Agreement shall bind and benefit the Debtor and the Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when executed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party’s acceptance hereof. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation, payment and performance of the Obligations. This Agreement and the rights and duties of the parties shall be governed by and construed in accordance with the internal laws of the State of Minnesota (excluding conflict of law rules).
THE DEBTOR REPRESENTS AND WARRANTS TO THE SECURED PARTY AND AGREES THAT THE DEBTOR HAS READ ALL OF THIS AGREEMENT AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT.

WSI INDUSTRIES, INC., a Minnesota corporation

By:	/s/ Paul D. Sheely
Paul D. Sheely

Its:	Vice President/Chief Financial Officer

EXHIBIT A
LEGAL DESCRIPTION
Lot 1, Block 1, Remmele Addition, Wright County, Minnesota.